Exhibit 23.1
                                                                    ------------


ERNST & YOUNG


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the Jacada Ltd. 1999 Share Option and Incentive Plan, the Jacada Ltd. 1996 Share Option Plan and to the Jacada Ltd. 1994 Stock Option Plan, of our report, dated February 15, 2000 with respect to the consolidated financial statements of Jacada Ltd. included in the Registration Statement in its annual report (Form 20-F) filed with the Securities and Exchange Commission.


Tel Aviv, Israel
April 10, 2000


                                         KOST, FORER & GABBAY
                                         /s/ Kost, Forer & Gabbay
                                         A Member of Ernst & Young International